Exhibit 10.2

CONFIDENTIALITY AGREEMENT

    This agreement is between _______________, an individual (“Recipient”), and Lam Research Corporation, a Delaware corporation, having offices at 4650 Cushing Parkway, Fremont, California 94538 on behalf of itself and its subsidiaries (collectively, the “Company”).

    WHEREAS Recipient is being considered for appointment to the Board of Directors of the Company (the “Board”).

    WHEREAS Recipient is expected to regularly receive confidential, proprietary, privileged and/or material non-public information regarding the Company’s business in order to permit Recipient to fulfill Recipient's duties as a member of the Board (the “Purpose”):

    NOW THEREFORE in consideration of the covenants herein contained, the parties agree as follows:

    1.        As used herein “Proprietary Information” mean any information, communication or data in any form regarding the Company or its business, including, without limitation, its financials, products, operations, Board deliberations and discussions, plans, customers, suppliers and strategy provided to Recipient orally or in writing by or on behalf of the Company or any agent or representative of the Company or to which the Recipient has access by way of inspection or observation by reason of the parties' relationship, together with any notes, analyses, reports, models, studies, interpretations, documents or records containing, referring to, based upon or derived from such information, communication or data. Proprietary Information, as may be embodied in any form, is subject to the terms of this Agreement.

    2.    Recipient may use the Proprietary Information provided pursuant to this Agreement solely for the Purpose. Recipient will not disclose Proprietary Information to any third party, including, without limitation and for the avoidance of doubt, any stockholder who may have nominated Recipient or for whom Recipient serves as designee on the Board, without the prior written approval of the Company. Proprietary Information may be exchanged by or through Recipient’s personal administrative assistant(s), on an as-needed basis to further the Purpose. Recipient will instruct Recipient’s administrative assistant(s) on Recipient’s obligations and requirements under this Agreement, and will be responsible for any breach of those obligations and requirements by Recipient's administrative assistant(s).

    3.        All Proprietary Information which has been or will be disclosed by or on behalf of the Company or any agent or representative of the Company to the Recipient in connection with the Purpose shall be deemed proprietary and subject to the terms of this Agreement unless specifically documented in writing by the Company that said information, communication or data is non-proprietary.

    4.    The obligations imposed by this Agreement will not apply with respect to any Proprietary Information after Recipient can demonstrate that such Proprietary Information (a) is already lawfully in the possession of or known by Recipient, free of any obligation of confidence, before receiving the information from the Company; (b) has been later publicly disclosed by the Company or otherwise made generally available to the public, through no fault of the Recipient or of any stockholder who may have nominated Recipient or for whom Recipient serves as designee on the Board, and without breach of this Agreement or any Agreement between the Company and/or Recipient and such stockholder; (c) is independently developed by Recipient without reliance upon any of the Company’s Proprietary Information; or (d) required to be disclosed by Recipient pursuant to order of a court of competent jurisdiction, provided that the Recipient notifies the Company of such order at the earliest opportunity to allow the Company to contest such disclosure.

    5.    No license, title or right with respect to any Proprietary Information is granted by the Company to the Recipient under any patents, patent applications, trademarks, copyrights or trade secrets.

    6.    This Agreement shall be governed by the laws of the State of Delaware and any suit brought by either party against the other party for claims arising out of this Agreement will be brought in the federal and/or state courts sitting therein.

    7.    It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

    8.    Recipient acknowledges that the value of the Proprietary Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. In the event of an actual or threatened violation of this letter agreement, in addition to any and all other remedies which may be available to the Company, Recipient expressly consents to the Company’s seeking the enforcement of this Agreement by injunctive relief or specific performance, without proof of actual damages or posting of a bond.

    9.    Upon the written request and instruction of the Company, all Proprietary Information in the possession of the Recipient shall be returned to the Company; provided, however, that notwithstanding the foregoing, Recipient may retain for compliance and record retention purposes only Proprietary Information required to comply with applicable law or regulation. Recipient shall confirm in writing such return or destruction within 15 business days of request by the Company.

    10.    This Agreement constitutes the entire agreement between the parties with respect to the disclosure(s) of Proprietary Information. Any amendments to this Agreement must be in writing and executed by each party.

    IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto to effective as of the date signed by Recipient:

RECIPIENT    LAM RESEARCH CORPORATION

Signature:
Print Name:
Date:

Signature:
Name:	Ava Harter
Title:	Senior Vice President, Chief Legal Officer
Date:

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